Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2014 relating to the financial statements, which appears in Ignite Restaurant Group, Inc.’s Annual Report on Form 10-K for the year ended December 30, 2013.

/s/ PricewaterhouseCoopers LLP

Houston, TX
October 29, 2014